UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of Principal Executive Offices, including Zip Code)

(615) 465-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 1, 2012, the Board of Directors of Community Health Systems, Inc. (the “Company”) appointed Kevin J. Hammons as the Company’s Vice President and Chief Accounting Officer. Mr. Hammons is assuming the position of the Company’s chief accounting officer from T. Mark Buford. Effective March 1, 2012, Mr. Buford has been appointed as the Company’s Senior Vice President — Internal Audit.

Prior to this appointment, Mr. Hammons, age 46, served as the Company’s Vice President of Financial Reporting. In such capacity, he was responsible for Securities and Exchange Commission reporting matters, as well as overseeing various other accounting and financial reporting matters, including accounting research, implementation of new accounting pronouncements and accounting for acquisitions. Before joining the Company in 1997, Mr. Hammons held various positions in the Assurance and Advisory Services practice at Ernst & Young. Mr. Hammons is a member of the American Institute of Certified Public Accountants.

Upon this appointment, Mr. Hammons became eligible to participate in the same executive compensation programs of the Company that are available to the other executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date: March 1, 2012	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)